BDO

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Consent of Independent Registered Public Accounting Firm

Astrotech Corporation
Austin, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 18, 2017, relating to the consolidated financial statements of Astrotech Corporation appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2017.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO USA, LLP

Austin, Texas
July 3, 2018